UNITED NATIONAL GROUP, LTD. ANNOUNCES 2003 YEAR-END RESULTS

George Town, Grand Cayman, Cayman Islands, February 18, 2004 — United National Group, Ltd. (“United National”) (Nasdaq: UNGL) today reported earnings for the fourth quarter of 2003, as well as proforma earnings for the full year ended December 31, 2003. The proforma results for 2003 reflect the combined financial performance of United National and its predecessor, Wind River Investment Corporation (“Wind River”).

In September 2003, Fox Paine & Company, LLC and affiliates invested $240 million in United National of which $100 million was used toward the acquisition of Wind River and its insurance subsidiaries. In December 2003, United National completed an initial public offering and raised $166 million in net proceeds, including net proceeds raised from the underwriters’ exercise of their over-allotment option. United National used $150 million of the proceeds to fund the redemption of all of its outstanding Series A preferred shares. The investment by Fox Paine & Company, LLC and the initial public offering allowed United National to contribute $80 million to the capitalization of Wind River’s U.S.-based insurance subsidiaries and to contribute $58 million to the capitalization of newly formed Bermuda and Barbados insurance companies.

Operational highlights for the fourth quarter and full year of 2003 include the following:

•	Proforma net premiums written increase of 16.0% for the year ended December 31, 2003 to $200.4 million;

•	Proforma combined ratio for the year ended December 31, 2003 of 94.4%, including 2.8 percentage points of acquisition related items;

•	Book value at December 31, 2003 of $380.8 million, or $13.70 per share; and

•	Proforma net operating income for the year ended December 31, 2003 of $27.0 million, or $0.95 per share (diluted), net of $3.1 million, or $0.11 per share (diluted), of acquisition related items.

David Bradley, Chief Executive Officer of United National, said, “We are pleased with our 2003 results. United National had a combined ratio in 2003 of 94.4%, including 2.8 percentage points of acquisition related items. We increased net written premiums and reduced gross written premiums as we both exited from heavily reinsured reverse flow business and increased retentions on our remaining core book of business. We achieved rate increases during 2003 in excess of 20% on our casualty business and we expect rates to continue to rise in 2004.”

Fourth Quarter 2003 Results

Net income for the quarter ended December 31, 2003 was $6.3 million compared to a net loss for United National’s predecessor of $60.8 million for the same period in 2002. Net income for the quarter ended December 31, 2003 included $0.6 million of after-tax net realized investment gains compared to $2.2 million of after-tax net realized investment gains for the same period in 2002 for United National’s predecessor.

In managing the business and evaluating performance, United National’s management focuses on net operating income (net income excluding after-tax net realized investment gains (losses) and extraordinary items that do not reflect overall operating trends) as a more appropriate measure of the net income attributable to the ongoing operations of the business. Net operating income is not a substitute for net income determined in accordance with GAAP, and investors should not place undue reliance on this measure.

Net operating income increased to $5.7 million ($0.20 proforma net operating income per share — diluted) for the quarter ended December 31, 2003 compared to a net operating loss of $63.0 million ($2.27 proforma net operating loss per share — diluted) for the same period in 2002 for United National’s predecessor.

The combined ratio for the quarter ended December 31, 2003 was 99.4%. Net income and net operating income for the quarter ended December 31, 2003 included an after-tax benefit of $0.8 million related to various purchase accounting adjustments. These adjustments decreased the Company’s combined ratio for the quarter ended December 31, 2003 by 0.5 percentage points.

Gross premiums written decreased 14.8% for the quarter ended December 31, 2003 to $124.6 million from $146.3 million, excluding the Reinsurance product class, for the same period in 2002 for United National’s predecessor. Net premiums written increased 44.7% to $51.6 million for the quarter ended December 31, 2003 from $35.6 million, excluding the Reinsurance product class, for the same period in 2002 for United National’s predecessor.

	Quarter Ended December 31,
	(Dollars in thousands)

	Gross Premiums Written		Net Premiums Written

	2003	2002	2003	2002

Specific Specialty	$51,216	$72,993	$14,562	$15,064
Umbrella and Excess	19,866	44,925	2,168	2,877
Property and General Liability	32,376	15,633	27,067	13,165
Non-Medical Professional Liability	21,109	12,715	7,776	4,536

Subtotal	124,567	146,266	51,573	35,642
Reinsurance (1)	—	(34,000)	—	(34,000)

Total	$124,567	$112,266	$51,573	$1,642

(1) For the nine months ended September 30, 2002, we recorded $34.0 million of reinsurance gross premiums written. Our treaty subsequently was amended to reduce the amount of premiums written in 2002 to zero.

Reinsurance receivables decreased by 1.2% or $22.2 million, during the quarter ended December 31, 2003 to $1,763.0 million from $1,785.2 million as of September 30, 2003. In addition, the Company obtained $72.6 million of additional collateral securing its reinsurance receivables during the quarter ended December 31, 2003 bringing the total collateral balance as of December 31, 2003 to $719.0 million. Reinsurance receivables net of collateral decreased by 8.3%, or $94.8 million, during the quarter ended December 31, 2003 to $1,044.0 million from $1,138.8 million as of September 30, 2003.

Proforma Full Year 2003 Results

The Company noted that in connection with its purchase of Wind River and its subsidiaries (the “Predecessor”) on September 5, 2003 (the “Acquisition”), and the subsequent closing of the initial public offering of United National’s common stock on December 19, 2003 (the “IPO”), investors can understand United National’s 2003 results by combining the 2003 “Successor” period (after the Acquisition) and the 2003 “Predecessor” period (prior to Acquisition). Adjustments have been made to such combined results for the following items: (1) the capitalization of United National by Fox Paine & Company; (2) the acquisition of Wind River by United National; (3) the issuance of 10,750,000 Class A common shares in United National’s IPO and the issuance of 245,208 Class A common shares to certain executives of United National; and (4) the redemption of all of United National’s Series A preferred shares, in each case, as if such transactions were completed at the beginning of the applicable period. Details of pro forma results are on an accompanying schedule.

Proforma net income for the year ended December 31, 2003 was $77.1 million compared to a net loss by the Predecessor of $61.7 million for 2002. Proforma net income for the year ended December 31, 2003 included an extraordinary gain of $46.4 million related to the Acquisition. Proforma net income for the year ended December 31, 2003 also included $3.7 million of after-tax net realized investment gains compared to $7.6 million of after-tax net realized investment losses in 2002 for the Predecessor.

Proforma net operating income for the year ended December 31, 2003 increased to $27.0 million ($0.95 proforma net operating income per share — diluted) compared to a net operating loss of $54.1 million ($1.94 proforma net operating loss per share — diluted) for the same period in 2002 for the Predecessor.

The proforma combined ratio for the year ended December 31, 2003 was 94.4% compared to 162.6% in 2002 for the Predecessor. Proforma net income and proforma net operating income for the year ended December 31, 2003 included after-tax acquisition related charges of $3.3 million. Proforma net income and proforma net operating income for the year ended December 31, 2003 also included an after-tax benefit of $0.2 million related to various purchase accounting adjustments. The items discussed above contributed 2.8 percentage points to the Company’s combined ratio for the year ended December 31, 2003.

Proforma gross premiums written decreased 15.7% for the year ended December 31, 2003 to $668.4 million from $793.1 million in 2002 for the Predecessor. Net premiums written increased 16.0% for the year ended December 31, 2003 to $200.4 million from $172.7 million in 2002 for the Predecessor.

	Year Ended December 31,
	(Dollars in thousands)

	Gross Premiums Written		Net Premiums Written

	2003	2002	2003	2002

Specific Specialty	$286,370	$414,297	$60,686	$82,686
Umbrella and Excess	170,887	244,418	11,375	14,182
Property and General Liability	120,613	67,039	93,640	52,526
Non-Medical Professional Liability	90,510	67,329	34,680	23,295

Total	$668,380	$793,083	$200,381	$172,689

The Company’s book value per share at December 31, 2003 was $13.70 based on 27.8 million aggregate Class A and Class B common shares outstanding at December 31, 2003.

******

United National Group, Ltd., headquartered in George Town, Grand Cayman, Cayman Islands, through its United States affiliates is a leading specialty property and casualty insurance carrier, licensed or authorized to provide coverage in all 50 states, and its non-U.S. operating companies are licensed in Bermuda and Barbados. The member insurance companies of United National Group are rated “A” (Excellent) by A. M. Best.

Safe Harbor Statement

Please read this release and the attached financial statements and summary of net operating income carefully, as certain financial figures presented for prior periods may not be directly comparable to recent and/or future results.

Certain statements contained in this press release may be forward-looking in nature. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, or by discussions of strategy. The Company’s business and operations are subject to a variety of risks and uncertainties and other factors. Consequently, actual results may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) ineffectiveness of the Company’s business strategy due to changes in current or future market conditions, (2) the effects of competitors’ pricing policies, changes in laws and regulations on competition, industry consolidation and development of competing financial products, (3) greater frequency or severity of claims and loss activity than the Company’s underwriting, reserving or investment practices have anticipated, (4) decreased level of demand for the Company’s insurance products or increased competition due to an increase in capacity of property and casualty insurers, (5) the Company’s ability to implement its business plan for its non-U.S. operations, (6) the Company’s inability to obtain or maintain financial strength or claims-paying ratings for one or more of its insurance subsidiaries, (7) the Company’s non-U.S. operating companies becoming subject to income taxes in the United States, (8) changes in regulations or tax laws applicable to the Company, it subsidiaries, brokers or customers, (9) acceptance of the Company’s products and services, including new products and services, (10) changes in the availability, cost or quality of reinsurance or a deterioration of the claims-paying ability of reinsurers who have payment obligations to the Company, (11) the effects of acts of terrorism, (12) the effects of terrorist-related insurance legislation and laws, (13) loss of key personnel, (14) political instability in the Cayman Islands, (15) changes in accounting policies or practices, and (16) changes in general economic conditions, including inflation and other factors that could affect the Company’s investment portfolio. Investors are also directed to consider the risks and uncertainties discussed in documents the Company has filed with the Securities and Exchange Commission. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

Conference Call

United National will hold a conference call to discuss the Company’s fourth quarter and full year 2003 results on February 19, 2004 at 8:30 a.m. Eastern Time.

To participate in the teleconference, please telephone 800-901-5241 (U.S. and Canada) or 617-786-2963 (International) and enter 24274044 when prompted for a password. The teleconference will be available for replay until February 26, 2004. To listen to the replay telephone 888-286-8010 (U.S. and Canada) or 617-801-6888 (International) and enter 14437284 when prompted for a password.

This teleconference is also being webcast by CCBN and can be accessed at the company’s website at www.ungl.ky. Please access the site at least 15 minutes prior to the call to register, download and install any necessary software.

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password protected event management site, StreetEvents (www.streetevents.com).

UNITED NATIONAL GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands)

	For the Three Months
	Ended December 31,

	2003	2002
	Successor	Predecessor

Gross premiums written	$124,567	$112,266
Net premiums written	$51,573	$1,642
Net premiums earned	$41,225	$5,206
Investment income, net	5,314	4,717
Net realized investment gains (losses)	887	3,337

Total revenues	47,426	13,260
Net losses and loss adjustment expense	30,950	58,563
Acquisition costs and other underwriting expenses	10,017	4,599
Provisions for doubtful reinsurance receivables	—	44,000
Other operating expenses	(117)	3,438
Interest expense	1,355	(561)

Income (loss) before income taxes	5,221	(96,779)
Income tax expense (benefit)	(560)	(35,187)

Net income (loss) before equity in net income (loss) of partnerships	5,781	(61,592)
Equity in net income (loss) of partnerships	500	743

Net income (loss) before extraordinary gain	6,281	(60,849)
Extraordinary gain	—	—

Net income (loss)	$6,281	$(60,849)

UNITED NATIONAL GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands)

	Successor	Predecessor
	September 6, 2003	January 1, 2003	Predecessor
	Through	Through	Year Ended
	December 31, 2003	September 5, 2003	December 31, 2002

Gross premiums written	$157,757	$510,523	$793,083
Net premiums written	$61,265	$139,116	$172,689
Net premiums earned	$51,912	$128,254	$162,763
Net investment income	6,106	13,289	17,685
Net realized investment gains (losses)	169	5,589	(11,702)

Total revenues	58,187	147,132	168,746
Net losses and loss adjustment expenses	38,299	84,885	201,750
Acquisition costs and other underwriting expenses	14,604	30,543	18,938
Provision for doubtful reinsurance receivables	—	1,750	44,000
Other operating expenses	7	288	5,874
Interest expense	1,604	46	115

Income (loss) before income taxes	3,673	29,620	(101,931)
Income tax expense (benefit)	(1,666)	6,850	(40,520)

Net income (loss) before equity in net income (loss) of partnerships	5,339	22,770	(61,411)
Equity in net income (loss) of partnerships	758	1,834	(252)

Net income (loss) before extraordinary gain	6,097	24,604	(61,663)
Extraordinary gain	46,424	—	—

Net income (loss)	$52,521	$24,604	$(61,663)

UNITED NATIONAL GROUP, LTD.
SELECTED BALANCE SHEET DATA
(Dollars and shares in thousands, except per share data)

	December 31,	December 31,
	2003	2002
	Successor	Predecessor

Total investments cash and cash equivalents	$848,309	$611,129
Reinsurance receivables	1,762,988	1,743,524
Total assets	2,847,832	2,685,620
Unpaid losses and loss adjustment expenses	2,059,760	2,004,422
Unearned premiums	177,408	247,138
Senior note payable	72,848	—
Trust preferred securities	30,000	—
Total liabilities	2,467,040	2,416,983
Total shareholders’ equity	380,792	268,637
Common shares outstanding at end of period	27,793,002	100
Book value per share	$13.70	$2,686,370

UNITED NATIONAL GROUP, LTD.
SUMMARY OF NET OPERATING INCOME
(Dollars in Thousands)

	For the Three Months
	Ended December 31,

	2003	2002
	Successor	Predecessor

Net operating income (loss)	$5,704	$(63,018)
Adjustments:
Net realized investment gains (losses), net of tax	577	2,169
Total after-tax adjustments	577	2,169

GAAP reported:
Net income (loss)	$6,281	$(60,849)

	Successor	Predecessor
	September 6, 2003	January 1, 2003	Predecessor
	Through	Through	Year Ended
	December 31, 2003	September 5, 2003	December 31, 2002

Net operating income (loss)	$5,988	$20,971	$(54,057)
Adjustments:
Net realized investment gains (losses), net of tax	109	3,633	(7,606)
Extraordinary gain	46,424	—	—

Total after tax adjustments	46,533	3,633	(7,606)

GAAP reported:
Net income (loss)	$52,521	$24,604	$(61,663)

UNITED NATIONAL GROUP, LTD.
PRO FORMA STATEMENT OF NET OPERATING INCOME (LOSS) PER SHARE
(Dollars in thousands, except per share data)

	For the Quarter		For the Year Ended
	Ended December 31,		December 31,

	2003	2002	2003	2002

Gross premiums written	$124,567	$112,266	$668,380	$793,083
Net premiums written	$51,573	$1,642	$200,381	$172,689
Net premiums earned	$41,225	$5,206	$180,166	$162,763
Investment income, net	5,314	4,717	19,395	17,685
Net realized investment gains (losses)	887	3,337	5,758	(11,702)

Total revenues	47,426	13,260	205,319	168,746
Net losses and loss adjustment expense	30,950	58,563	123,184	201,750
Acquisition costs and other underwriting expenses	10,017	4,599	45,147	18,938
Provisions for doubtful reinsurance receivables	—	44,000	1,750	44,000
Other operating expenses	(117)	3,438	295	5,874
Interest expense	1,355	(561)	1,650	115

Income loss before income taxes	5,221	(96,779)	33,293	(101,931)
Income tax expense (benefit)	(560)	(35,187)	5,184	(40,520)

Net income (loss) before equity in net income (loss) of partnerships	5,781	(61,592)	28,109	(61,411)
Equity net income (loss) of partnerships	500	743	2,592	(252)

Net income (loss) before extraordinary gain	6,281	(60,849)	30,701	(61,663)
Extraordinary gain	—	—	46,424	—

Net income (loss)	6,281	(60,849)	77,125	(61,663)
Less: Net realized investment gains (losses), net of tax	577	2,169	3,742	(7,606)
Less: Extraordinary gain	—	—	46,424	—

Net operating income (loss)	$5,704	$(63,018)	$26,959	$(54,057)

Proforma weighted average shares outstanding-Basic	27,793	27,793	27,793	27,793

Proforma weighted average shares outstanding-Diluted	28,386	27,793	28,368	27,793

Proforma net operating income (loss) per share-Basic	$0.21	$(2.27)	$0.97	$(1.94)

Proforma net operating income (loss) per share-Diluted	$0.20	$(2.27)	$0.95	$(1.94)

Note Regarding Proforma Financial Information

The 2003 Successor period (after the Acquisition) and the 2003 Predecessor period (prior to the Acquisition) have been combined to show proforma net operating income for the year ended December 31, 2003. The net operating income (loss) for the quarter and year ended December 31, 2002 represent the actual results of United National’s predecessor. Proforma weighted average shares outstanding — Basic assumes that our actual outstanding common shares of 27.8 million at December 31, 2003 have been outstanding for all periods presented, including the 2002 periods for comparative purposes. Proforma weighted average shares outstanding — Diluted represents the proforma weighted average shares outstanding — Basic plus the weighted average impact of options and warrants using the treasury stock method and assuming average market prices of $17.67 and $10.00 for the 2003 and 2002 periods, respectively.